Exhibit 10.50

English Translation

Form of Power of Attorney

I,                     , citizen of the People’s Republic of China (the “PRC”) with ID No. of                                         , is the shareholder of Beijing Gamease Age Digital Technology Co., Ltd. (“Gamease”) holding 60% equity interest of Gamesase, hereby irrevocably appoint                          with the following powers and rights during the term of this Power of Attorney:

I hereby appoint                          to exercise, on my behalf, all shareholder’s rights corresponding to the                          equity interests of Gamease in accordance with PRC laws and Gamease’s Articles of Association at the shareholders’ meetings of Gamease, including but not limited to the right to call the shareholder’s meeting, accept the notice regarding the shareholder’s meeting and its agenda, participate in the shareholder’s meeting and exercise the voting right (including elect, designate or appoint the director, general manager, financial controller or other senior management personnel, the matters of distribution of dividend), to sell or transfer any or all of equity interests of Gamease.

Such authorization and appointment are based upon the precondition that                          is acting as an employee of Beijing AmazGame Age Internet Technology Co., Ltd. (“AmazGame”) and AmazGame agrees in written such authorization and appointment. Once                          loses his title or position in AmazGame or AmazGame notifies of the termination of such authorization and appointment, I shall withdraw such authorization and appointment to him immediately and designate/authorize the other individual nominated by AmazGame to exercise the full aforesaid rights on behalf of myself at the shareholders’ meetings of Gamease. If I die, I agree to transfer the right and obligation pursuant to this Power of Attorney to the person designated by AmazGame.

The initial term of this Power of Attorney is ten (10) years upon the execution date of this Power of Attorney during the duly existing term of Gamease unless the early termination of Operation Agreement jointly executed by AmazGame and Gamease by any reason. If the term expires, upon the request by AmazGame, I will extend the term of this Power of Attorney. Within the term of this Power of Attorney, this Power of Attorney shall not be revised or terminated without the consent of AmazGame.

                          (Signature)

                    , 2008